SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 26, 2002

                             ALLFIRST FINANCIAL INC.
             (Exact name of registrant as specified in its charter)

   DELAWARE                      52-0981378                    1-7273
(State or other             (Commission File Number)        (IRS Employer
jurisdiction of                                           Identification Number)
Incorporation)


                              25 S. CHARLES STREET
                            BALTIMORE, MARYLAND 21201
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

       Registrant's telephone number, including area code: (410)244-4000

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)
                         ______________________________


ITEM 5. OTHER EVENTS


      On September 26, 2002, the Registrant, Allfirst Financial Inc. ("Allfirst"), a wholly-owned subsidiary of Allied Irish Bank, p.l.c. ("AIB"), entered into a definitive Agreement and Plan of Reorganization with AIB and M&T Bank Corporation, a New York corporation ("M&T"), dated as of September 26, 2002 (the "Reorganization Agreement").


      Pursuant to the Reorganization Agreement M&T will acquire Allfirst from AIB in exchange for 26,700,000 shares of common stock of M&T, par value $0.50 per share ("M&T Common Stock"), and $886,107,000 in cash (the "Exchange").
As a result of the Exchange, AIB will own approximately 22.5% of M&T's outstanding Common Stock.

      M&T is a bank holding company with over $31 billion in assets as of June 30, 2002. M&T has more than 470 branches across New York, Pennsylvania, Maryland and West Virginia. Additional information concerning M&T is on file with the Securities and Exchange Commission ("SEC") (File No. 001-9861).


      Consummation of the transaction is subject to a number of conditions, including regulatory approvals and the approval of M&T's and AIB's respective stockholders.


      In connection with the Exchange, AIB shall designate four individuals for nomination to M&T's Board of Directors and AIB shall designate one of its designees to serve on key committees of the Board of Directors of M&T. In addition, M&T will designate one individual for nomination to AIB's Board of Directors. After closing of the transaction and subject to terms, conditions and exceptions set forth in the Reorganization Agreement, AIB will have the right to maintain its proportionate ownership of M&T's outstanding common stock and has agreed to limit its ownership to 25% of M&T's outstanding common stock.


      The foregoing description of the Exchange is qualified in its entirety by reference to the terms of the Reorganization Agreement, which is filed as
Exhibit 3 hereto and is incorporated herein by reference.


      In connection with the parties entering into the Reorganization Agreement, Mr. Buckley, Group Chief Executive of AIB, and Messrs. Wilmers and Pereira, Chairman and Vice Chairman of M&T, have entered into agreements (in their capacities as shareholders) to vote their shares of AIB common stock and M&T Common Stock, respectively, in favor of the Acquisition and the other transactions contemplated by the Reorganization Agreement.


      A September 26, 2002 joint press release issued by M&T and AIB with respect to the transactions described herein and an analysts' presentation regarding the transactions are included as exhibits 1 and 2 hereto, respectively.


      Each of this Report on Form 8-K, the press release and analysts' presentation contains forward-looking statements with respect to the financial condition, results of operations and business of Allfirst, AIB, M&T and, assuming the consummation of the Exchange, a combined M&T/Allfirst, including statements relating to: (a) the expected completion of the
Exchange and arrangements between the parties after the Exchange, and the cost savings and accretion to reported earnings that will be realized from the Exchange; (b) the impact on revenues of the Exchange, and (c) the restructuring charges expected to be incurred in connection with the Exchange. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) expected cost savings from the Exchange cannot be fully realized or realized within the expected time frame;
(2) revenues following the Exchange are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the business of M&T and Allfirst are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) generally economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; or (7) legislation or regulatory conditions or requirements or changes adversely impact the parties or affect the business in which the combined company would be engaged.

      The foregoing descriptions of and references to all of the above-mentioned agreements and documents are qualified in their entirety by reference to the complete texts of the agreements and documents that are filed herewith and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


Exhibit Number
--------------


1.                      Press Release, dated September 26, 2002.*

2.                      Analysts' Presentation, dated September 26, 2002.*

3. Agreement and Plan of Reorganization, dated as of September 26, 2002, by and among M&T Bank Corporation, Allied Irish Banks, p.l.c. and Allfirst Financial Inc.**



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*    Incorporated by reference to the Filing made by
     M&T Bank Corporation pursuant to Rule 14a-12 on September 26, 2002.

** Incorporated by reference to the Form 8-K filed by M&T Bank Corporation on October 3, 2002.

                                  SIGNATURES




            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    ALLFIRST FINANCIAL INC.

Date:  October 3, 2002              By: /s/ Maurice Crowley
                                       -----------------------------------
                                       Name: Maurice J. Crowley
                                       Title: Executive Vice-President

                                EXHIBIT INDEX
                                -------------


Exhibit Number
--------------

1.                      Press Release, dated September 26, 2002.*

2.                      Analysts' Presentation, dated September 26, 2002.*

3. Agreement and Plan of Reorganization, dated as of September 26, 2002, by and among M&T Bank Corporation, Allied Irish Banks, p.l.c. and Allfirst Financial Inc.**



-----
* Incorporated by reference to the filing made by M&T Bank Corporation pursuant to Rule 14a-12 on September 26, 2002.

** Incorporated by reference to the Form 8-K filed by M&T Bank Corporation on October 3, 2002.